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                                                                    EXHIBIT 12.1

                           NATIONAL CITY CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

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
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                                                    Three
                                                 Months Ended                            Year Ended December 31,
                                             ----------------------  --------------------------------------------------------------
              (DOLLARS IN THOUSANDS)            2003         2002        2002         2001        2000        1999         1998
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
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income tax expense             $  750,653   $  678,381  $2,405,826   $2,166,501  $1,971,892  $2,148,613   $1,647,277
Interest on nondeposit interest
 bearing liabilities                            182,354      204,865     762,163    1,198,172   1,671,187   1,277,054      998,753
Portion of rental expense deemed
 representative of interest                       9,507        9,290      37,544       35,281      34,825      30,567       30,397
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  Total income for computation excluding
    interest on deposits                        942,514      892,536   3,205,533    3,399,954   3,677,904   3,456,234    2,676,427
Interest on deposits                            244,351      301,244   1,148,378    1,777,731   1,937,034   1,635,533    1,846,276
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  Total income for computation including
    interest on deposits                     $1,186,865   $1,193,780  $4,353,911   $5,177,685  $5,614,938  $5,091,767   $4,522,703
==================================================================================================================================
Fixed charges excluding interest on deposits $  191,861   $  214,155  $  799,707   $1,233,453  $1,706,012  $1,307,621   $1,029,150
==================================================================================================================================
Fixed charges including interest on deposits $  436,212   $  515,399  $1,948,085   $3,011,184  $3,643,046  $2,943,154   $2,875,426
==================================================================================================================================
Ratio excluding interest on deposits              4.91x        4.17x       4.01X        2.76x       2.16x       2.64x        2.60x
Ratio including interest on deposits              2.72x        2.32x       2.23X        1.72x       1.54x       1.73x        1.57x
COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
  Total income for computation excluding
    interest on deposits                     $  942,514   $  892,536  $3,205,533   $3,399,954  $3,677,904  $3,456,234   $2,676,427
==================================================================================================================================
  Total income for computation including
    interest on deposits                     $1,186,865   $1,193,780  $4,353,911   $5,177,685  $5,614,938  $5,091,767   $4,522,703
==================================================================================================================================
Fixed charges excluding interest on
  deposits and preferred stock
  dividends                                  $  191,861   $  214,155  $  799,707   $1,233,453  $1,706,012  $1,307,621   $1,029,150
Pretax preferred stock dividends                   --             15          32        1,563       2,065       2,691        3,357
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Fixed charges including preferred stock
 dividends, excluding interest on deposits      191,861      214,170     799,739    1,235,016   1,708,077   1,310,312    1,032,507
Interest on deposits                            244,351      301,244   1,148,378    1,777,731   1,937,034   1,635,533    1,846,276
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Fixed charges including interest on
  deposits and preferred stock dividends     $  436,212   $  515,414  $1,948,117   $3,012,747  $3,645,111  $2,945,845   $2,878,783
==================================================================================================================================
Ratio excluding interest on deposits              4.91x        4.17x       4.01X        2.75x       2.15x       2.64x        2.59x
Ratio including interest on deposits              2.72x        2.32x       2.23X        1.72x       1.54x       1.73x        1.57x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                       $  244,351   $  301,244  $1,148,378   $1,777,731  $1,937,034  $1,635,533   $1,846,276
  Interest on nondeposit interest
   bearing liabilities                          182,354      204,865     762,163    1,198,172   1,671,187   1,277,054      998,753
  Total interest charges                     $  426,705   $  506,109  $1,910,541   $2,975,903  $3,608,221  $2,912,587   $2,845,029
==================================================================================================================================
Rental Expense:
  Building rental expense                    $   28,810   $   28,150  $  113,769   $  106,911  $  105,529  $   92,626   $   92,112
  Portion of rental expense deemed
   representative of interest                     9,507        9,290      37,544       35,281      34,825      30,567       30,397
Preferred Stock Charge:
  Preferred stock dividends                        --             10          21        1,016       1,342       1,749        2,182
  Pretax preferred dividends                       --             15          32        1,563       2,065       2,691        3,357
==================================================================================================================================
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